AGILYSYS’ FISCAL 2016 SECOND QUARTER REVENUE INCREASES 13% TO $29.6 MILLION INCLUSIVE OF 35%
YEAR OVER YEAR INCREASE IN SUBSCRIPTION REVENUE

Revenue in First Half of Fiscal 2016 Improves 14% to $57.1 Million, Including a 29% Increase in Subscription Revenue

Alpharetta, GA - November 4, 2015 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2016 second quarter.

Summary of Fiscal 2016 Second Quarter Financial Results

•	Total net revenue was $29.6 million, compared to total net revenue of $26.3 million in the comparable prior-year period.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were $14.7 million, or 50% of total net revenue, compared to $13.8 million, or 52% of total net revenue, for the same period in fiscal 2015. SaaS revenues for the second quarter increased 35% year over year and comprised 18% of total recurring revenues, compared to 14% of total recurring revenues in the second quarter of fiscal 2015.

•	Gross margin was 59.3% in the fiscal 2016 second quarter, compared to 63.3% in the prior-year period.

•	Adjusted EBITDA (non-GAAP) was $1.5 million, compared to Adjusted EBITDA of $1.6 million in the same period last year (see reconciliation below).

•	Net loss in the fiscal 2016 second quarter was $(0.4) million, or $(0.02) per diluted share, compared to a net loss of $(1.1) million, or $(0.05) per diluted share, in the prior-year period.

James Dennedy, President and CEO of Agilysys, commented, “Our strong second quarter results include favorable comparisons across many aspects of our business, including another quarter of double-digit growth in new customers, a 35% year-over-year increase in subscription revenue, market share gains and increased sales of rGuest platform based solutions. We are also achieving progress in managing cash flow as reflected in the approximately 30% year-over-year improvement in adjusted EBITDA for the first half of fiscal 2016.

“The positive results in the second quarter and year to date reflect the value of our subscription and licensed solutions as well as our commitment to customer success. In the first half of fiscal 2016 more than 150 existing customers purchased rGuest platform solutions and we secured agreements with 75 new customers, half of which were for our subscription solutions. We continue to grow the overall sales of our rGuest platform, which represented 4% of our fiscal 2016 revenue, and in particular have achieved notable success with rGuest Pay with nearly 200 agreements year to date. Along with our progress in bringing our rGuest platform based solutions to market, we are also benefiting from continued demand for our traditional solutions, both licensed and subscription delivery, and from increased market share gains. The progress we have made in the first half of fiscal 2016 and our visibility for continued growth over the balance of the year is reflected in our raised outlook for full year revenue and adjusted EBITDA growth.”

Summary of Fiscal 2016 Six Months Financial Results

•	Total net revenue was $57.1 million, compared to total net revenue of $50.1 million in the comparable prior-year period.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were $29.6 million, or 52% of total net revenue, compared to $27.6 million, or 55% of total net revenue, in the first six months of fiscal 2015. SaaS revenues for the first six months of fiscal 2016 increased 29% year over year and comprised 17% of total recurring revenues, compared to 14% of total recurring revenues in the first six months of fiscal 2015.

•	Gross margin was 59.5% in the first six months of fiscal 2016, compared to 62.6% in the comparable year-ago period.

•	Adjusted EBITDA (non-GAAP) was $2.7 million, compared to Adjusted EBITDA of $2.1 million in the same period last year (see reconciliation below).

•
Net loss in the first six months of fiscal 2016 was $(0.6) million, or $(0.02) per diluted share, compared to a net loss of $(3.4) million, or $(0.15) per diluted share, in the first six months of fiscal 2015.

Raises Fiscal 2016 Outlook
Agilysys today provided an update to its forecast for fiscal 2016 revenue and Adjusted EBITDA (non-GAAP) originally provided on August 5, 2015. The outlook for fiscal 2016 now contemplates:

•	Full-year revenue of $110 - $112 million, which compares to the prior expectation for full year revenue of $106-$108 million and to fiscal 2015 revenue of $103.5 million.

•
An increase in the outlook for year-over-year growth in adjusted EBITDA. Based on the results of the first six months of fiscal 2016 and the outlook for the second half of the year, the Company now expects adjusted EBITDA to more than double year over year, compared to 2015 adjusted EBITDA of $1.2 million.

•	The Company continues to expect that gross margin for fiscal 2016 will be consistent with full year fiscal 2015 levels in the high 50% range.

Janine Seebeck, Chief Financial Officer, commented, “The solid 14% revenue growth achieved in the first six months of fiscal 2016 combined with improved working capital management is enabling the Company to better optimize operating cash flows. This is reflected in our ability to generate positive adjusted cash from operating activities in the first half of the year. Reflecting the improved performance of the business in the first half of the year, our expectation for continued growth in high-margin subscription revenues, as well as additional on premise business, we are again raising our full-year revenue guidance. In addition, with the solid first half revenue performance and a continued focus on prudent management of operating expenses, we now expect adjusted EBITDA for the full year will increase significantly compared to fiscal 2015. Finally, with approximately $62 million in cash and cash equivalents at quarter end, we continue to have a healthy balance sheet that we are leveraging to develop new products and bring them to market. As a result of the success we are having with working capital discipline we now expect to end fiscal 2016 with more than $55 million in cash and cash equivalents, which compares favorably to our prior expectation of more than $50 million, and we continue to expect that we will generate positive free cash flow in fiscal 2017.”

2016 Second Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today November 4, 2015, beginning at 9:00 a.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 57761489. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately, two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods, and include the statements under the heading “Raises Fiscal 2016 Outlook.” These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2015. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted cash flow from operations and adjusted EBITDA. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted cash flow from operations and adjusted EBITDA to the comparable GAAP measures.

About Agilysys
Agilysys is a leading technology company that provides innovative point-of-sale, property management, inventory and procurement, workforce management, analytics, document management and mobile and wireless solutions and services to the hospitality industry. The company's solutions and services allow property managers to better connect, interact and transact with their customers by streamlining operations, improving efficiency, increasing guest recruitment and wallet share, and enhancing the guest experience. Agilysys serves four major market sectors: Gaming, both corporate and tribal; Hotels, Resorts and Cruise; Foodservice Management; and Restaurants, Universities, Stadia and Healthcare. A significant portion of the company's consolidated revenue is derived from contract support, maintenance and subscription services. Agilysys operates throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA, and offices in Singapore, Hong Kong and Malaysia. For more information, visit www.agilysys.com.

# # #

Investor Contact:
Janine Seebeck
Chief Financial Officer
Agilysys, Inc.
770-810-7800 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com
- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014

Net revenue:
Products	$9,943	$7,649	$18,754	$13,701
Support, maintenance and subscription services	14,665	13,775	29,564	27,594
Professional services	5,036	4,894	8,817	8,769
Total net revenue	29,644	26,318	57,135	50,064
Cost of goods sold:
Products	5,122	3,502	10,044	7,001
Support, maintenance and subscription services	3,842	2,961	7,337	6,091
Professional services	3,089	3,186	5,765	5,629
Total cost of goods sold	12,053	9,649	23,146	18,721
Gross profit	17,591	16,669	33,989	31,343
Gross profit margin	59.3%	63.3%	59.5%	62.6%
Operating expenses:
Product development	6,784	6,191	13,052	12,056
Sales and marketing	5,315	3,825	9,775	7,710
General and administrative	5,202	6,079	10,380	11,196
Depreciation of fixed assets	541	532	1,059	1,146
Amortization of intangibles	318	594	616	2,377
Restructuring, severance and other charges	(15)	448	(62)	818
Asset write-offs and other fair value adjustments	(175)	—	(175)	—
Legal settlements	—	54	—	203
Operating loss	(379)	(1,054)	(656)	(4,163)
Other (income) expense:
Interest income	(4)	(21)	(48)	(74)
Interest expense	5	14	13	27
Other expense (income), net	9	(1)	(23)	(46)
Loss before taxes	(389)	(1,046)	(598)	(4,070)
Income tax (benefit) expense	(19)	81	(44)	(714)
Net loss	$(370)	$(1,127)	$(554)	$(3,356)

Weighted average shares outstanding	22,476	22,340	22,472	22,332

Loss per share - basic and diluted:
Loss per share	$(0.02)	$(0.05)	$(0.02)	$(0.15)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	September 30, 2015	March 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$62,101	$75,067
Accounts receivable, net of allowance for doubtful accounts of $762 and $888, respectively	17,034	25,481
Inventories	1,219	641
Prepaid expenses and other current assets	3,706	3,828
Total current assets	84,060	105,017
Property and equipment, net	13,777	11,929
Goodwill	19,622	19,622
Intangible assets, net	8,922	9,006
Software development costs, net	38,472	31,818
Other non-current assets	4,382	4,133
Total assets	$169,235	$181,525

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,514	$16,586
Deferred revenue	18,109	23,881
Accrued liabilities	10,035	10,001
Capital lease obligations, current	139	142
Total current liabilities	36,797	50,610
Deferred income taxes, non-current	3,129	3,053
Capital lease obligations, non-current	31	47
Other non-current liabilities	4,290	3,627
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 22,944,100 and 22,789,355 shares outstanding at September 30, 2015 and March 31, 2015, respectively	9,482	9,482
Treasury shares, 8,662,731 and 8,817,477 at September 30, 2015 and March 31, 2015, respectively	(2,599)	(2,646)
Capital in excess of stated value	(9,349)	(10,675)
Retained earnings	127,624	128,178
Accumulated other comprehensive loss	(170)	(151)
Total shareholders' equity	124,988	124,188
Total liabilities and shareholders' equity	$169,235	$181,525

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
(In thousands)	September 30,
	2015	2014

Operating activities
Net loss	$(554)	$(3,356)
Adjustments to reconcile loss from operations to net cash used in operating activities
Restructuring, severance and other charges	(62)	818
Payments for restructuring, severance and other charges	(381)	(823)
Asset write-offs and other fair value adjustments	(175)	—
Legal settlements	—	203
Payments for legal settlements	—	(1,714)
Depreciation	1,059	1,146
Amortization	1,127	2,987
Deferred income taxes	76	—
Share-based compensation	1,400	1,067
Changes in operating assets and liabilities:
Accounts receivable	8,398	104
Inventories	(583)	(237)
Prepaid expense	119	400
Accounts payable	(7,110)	(1,432)
Deferred revenue	(5,748)	(5,503)
Accrued liabilities	2,582	(2,255)
Income taxes payable	(59)	(892)
Other changes, net	(313)	(17)
Net cash used in operating activities	(224)	(9,504)

Investing activities
Capitalized software development costs	(9,931)	(7,974)
Capital expenditures	(2,280)	(3,036)
Additional (investments in) proceeds from corporate-owned life insurance policies	(21)	1,969
Investments in marketable securities	—	(10,240)
Cash paid for acquisition, net	—	(3,750)
Proceeds from sale of business units	—	282
Return of investment in marketable securities	—	119
Net cash used in investing activities	(12,232)	(22,630)

Financing activities
Repurchase of common shares to satisfy employee tax withholding	(435)	(373)
Exercise of employee stock options	—	102
Principal payments under long-term obligations	(20)	(23)
Net cash used in financing activities	(455)	(294)
Effect of exchange rate changes on cash	(55)	30
Net (decrease) increase in cash and cash equivalents	(12,966)	(32,398)
Cash and cash equivalents at beginning of period	75,067	99,566
Cash and cash equivalents at end of period	$62,101	$67,168

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
Accrued capital expenditures	$369	$148
Accrued capitalized software development costs	938	3,764
Leasehold improvements acquired under operating lease arrangement	997	—

AGILYSYS, INC.
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
(UNAUDITED)

(In thousands)	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net loss	$(370)	$(1,127)	$(554)	$(3,356)
Income tax (benefit) expense	(19)	81	(44)	(714)
Loss before taxes	(389)	(1,046)	(598)	(4,070)
Depreciation of fixed assets	541	532	1,059	1,146
Amortization of intangibles	318	594	616	2,377
Amortization of developed technology	255	321	511	610
Interest (income) expense	1	(7)	(35)	(47)
EBITDA (b)	726	394	1,553	16
Share-based compensation	996	702	1,400	1,067
Restructuring, severance and other charges	(15)	448	(62)	818
Asset write-offs and other fair value adjustments	(175)	—	(175)	—
Other non-operating expense (income)	9	(1)	(23)	(46)
Legal settlements	—	54	—	203
Adjusted EBITDA (a)	$1,541	$1,597	$2,693	$2,058

(a) Adjusted EBITDA, a non-GAAP financial measure, is defined as income before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) restructuring, severance, and other charges, iii) asset write-offs and other fair value adjustments, iv) share-based compensation, and v) other non-operating (income) expense

(b) EBITDA is defined as net income before income taxes, interest expense, depreciation and amortization

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS TO
ADJUSTED CASH FLOWS FROM OPERATIONS
(UNAUDITED)

	Six Months Ended
(In thousands)	September 30,
	2015	2014
Operating activities:
Net cash used in operating activities	$(224)	$(9,504)
Non-recurring cash items:
Payments for restructuring, severance and other charges	381	823
Payments for legal settlements	—	1,714
Adjusted cash provided by (used in) operating activities (a)	$157	$(6,967)

(a) Non-GAAP financial measure